UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED February 23, 2015

Alpine 4 Automotive Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

15589 N. 77th Street, Suite B
Scottsdale, AZ 85260
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(505) 804 5474
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02                      Termination of Material Definitive Agreement.

Termination of Asset Purchase Agreement

On February 23, 2015, Alpine 4 Automotive Technology Ltd. (the “Company”) entered into a Rescission of Asset Purchase Agreement (the “Termination Agreement”) with Pure Mobility International Incorporated, a Canadian corporation (“PMI”).

By way of background, on December 11, 2014, the Company had previously entered into an Asset Purchase Agreement (the “Prior Agreement”) with PMI.  PMI is a distributor of Sweratel AB wireless broadband technology for the Americas and the Caribbean, and has current exclusive approved projects in Costa Rica, Bahamas, Turks and Caicos, and Conakry, Guinea.

Pursuant to the Prior Agreement, the Company had agreed to purchase from PMI the following assets (collectively, the “Assets”):

-	VAD (Value Added Distributor Agreement) from Sweratel with exclusive rights in North America, South America, and the Caribbean;

-	All related Sweratel inventory;

-	All equipment and other tangible assets;

-	Any contracts for Costa Rica, Bahamas, Turks and Caicos, and Conakry, Guinea;

-
All plans, drawings and specifications, and all books, records, and files, related to the intellectual property transferred, which PMI owns or both possesses and has the rights to assign to the Company.

In consideration for the Assets, the Company agreed to do the following:

-	Accept right, title, and interest in and to the Purchased Assets;

-	Issue 8,000,000 shares of the Company’s restricted common stock (the “Common Shares”); and

-	Issue 500,000 shares of Series A Convertible Preferred Stock (the “Preferred Shares”) to PMI.

However, subsequent to the entry by the Company and PMI into the Prior Agreement, certain claims were brought in connection with some of the Assets that were the subject of the Prior Agreement.  In light of these claims, the Company and PMI agreed that it would be in the best interest of both entities to terminate the Prior Agreement and rescind the purchase of the Assets and the Prior Agreement.

As such, pursuant to the Termination Agreement, the Company and PMI agree to rescind fully and completely the purchase of the Assets by the Company and the sale of the Assets by PMI, and to terminate fully the Prior Agreement.  Under the Termination Agreement, the Company disclaimed any ownership, right, title to, or interest in any of the Assets, and such Assets will be deemed by the Company and PMI to belong to PMI as though the Prior Agreement had never been executed or the purchase and sale of the Assets had never closed.

PMI agreed to return all of the Common Shares and the Preferred Shares to the Company, and that it had no further right, title, or interest in or to the Common Shares or the Preferred Shares.

The Company and PMI also agreed that as a result of the execution of the Termination Agreement, and the rescission of the purchase of the Assets, any assignment of contracts or rights purportedly made by the Prior Agreement was also rescinded and treated as having no force or effect.

The Company intends to cancel the Common Shares and the Preferred Shares.  The cancellation of the Common Shares will result in an increase in the number of authorized and unissued shares, and a decrease in the number of common shares outstanding.  The cancellation of the Preferred Shares will result in their being designated as authorized but unissued Series A Convertible Preferred shares.

Item 9.01                      Financial Statement and Exhibits.

(d)

Exhibit Number	Description

99	Rescission of Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Automotive Technologies Ltd.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, Secretary
(Principal Executive Officer, Principal Financial Officer)

Date: February 23, 2015